UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2004

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA	30097

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(770) 495-5100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2004, Roper Industries, Inc. (the “Company”) issued a press release containing information about the Company’s results of operations for the third quarter ended September 30, 2004. A copy of the press release is furnished as Exhibit 99.1.

The Company uses certain non-GAAP financial measures in the press release. A description of these measures and the reasons why the Company believes such measures are useful are set forth below.

In the press release, the Company gives its projections for adjusted diluted earnings per share for fiscal 2004 excluding inventory revaluation costs from the acquisition of Neptune Technology Group Holdings, Inc. (“Neptune”) and the effects from the acquisition of TransCore Holdings, Inc. (“TransCore”) and related financing initiatives. The Company believes it is appropriate add back inventory revaluation costs from the acquisition of Neptune and the effects from the acquisition of TransCore and related financing initiatives to diluted earnings per share because these items are not indicative of the Company’s core operating performance.   In addition, there is uncertainty as to the precise timing of the completion of the TransCore acquisition and related financing initiatives and management is not currently able to estimate the contributions (which are expected to be immaterial) that the ownership of TransCore during the later part of December could have on diluted earnings per share.   Management has used this adjusted measure of diluted earnings per share during fiscal 2004 to assess the Company’s performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management.  The Company also believes that analysts and other investors have used similar measures to value the Company and its performance during 2004.  The Company believes that diluted earnings per share is the most directly comparable GAAP financial measure to adjusted diluted earnings per share excluding inventory revaluation costs from the acquisition of Neptune and the effects from the acquisition of TransCore and related financing initiatives.

In the press release, the Company also uses the supplemental non-GAAP financial measure EBITDA. EBITDA is defined as net earnings plus (a) interest expense, (b) income taxes and (c) depreciation and amortization. The Company believes EBITDA is an important indicator of operational strength and performance of the Company’s business because it provides a link between profitability and operating cash flow. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operations as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as an alternative to net earnings, operating income, cash flows from operating activities or the Company’s other financial information determined under GAAP. The Company believes that the line on the Company’s consolidated statement of operations entitled net earnings is the most directly comparable GAAP measure to EBITDA.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Not applicable.

(b)     Pro Forma Financial Information.

Not applicable.

(c)     Exhibits.

99.1 Press Release of the Company dated October 28, 2004.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

(Registrant)

BY: /s/ Brian D. Jellison

Brian D. Jellison, Chairman of the Board, President and Chief Executive Officer	Date: October 28, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 28, 2004